EXHIBIT 10.42
                                                  Desert Minerals, Inc.
                                                  c/o LS Capital Corporation
                                                  15915 Katy Freeway, Suite 250
                                                  Houston, TX 77094

                                                  Thursday March 27, 1997

Mr. Douglas Schmitt
c/o Zeotech Industries, Inc.
P.O. Box 387
Tecopa, CA 92389-0387

Dear Doug,
         Desert Minerals, Inc. (DMI) appreciates your fine efforts on its behalf since January 14, 1997 while working at our Tecopa facility as a consultant for DMI employed by Zeotech Industries, Inc. of Vancouver.

         To formalize our ongoing arrangement for your services and our joint rights (50/50) to use the technology you brought to Tecopa and are tailoring to suit DMI's deposits at our expense we propose the following:

                  1. Salary - Your weekly consulting fee payable by Zeotech will be increased from US $750 weekly to US $1,500 weekly effective March 1, 1997 ;

                  2. Bonus - Upon execution of this letter agreement you will be paid a bonus of US $10,000 against a total bonus of US $100,000 as follows:

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                                    2.1 The  balance of US $90,000  will be paid
                                    upon delivery, as defined in sec. 2.3 below, of the technology, for recovering micro fine gold and other precious metals from desert sands;

                                    2.2 Prior to payment of the US $90,000  such
                                    technology   will  be  demonstrated  to  and
                                    audited by an independent third party mining
                                    engineering  firm  of  international  repute
                                    which   is    willing,    after   you   have
                                    demonstrated  the process to them,  to allow
                                    its name to be used  publicly to verify that
                                    DMI has  successfully  "cracked the code" to
                                    consistently extract gold and other PMs from
                                    desert  sands on a large - scale  commercial
                                    basis. Alternately,  however, the production
                                    of   commercially   salable   quantities  of
                                    precious   metals  from  DMI's  Tecopa  area
                                    deposit in a form acceptable to a reputable refiner, with production costs not greater than 75% of sale proceeds, will also satisfy the requirements of this sec 2.2;

                                    2.3 Prior to payment  of the US $90,000  you
                                    will  deliver to DMI a process  manual which
                                    will include all formulae,  process  designs
                                    and   systems   engineering   necessary   to
                                    implement and repeat the recovery process on a consistent, large scale, basis;

                                    2.4  Upon  payment  of  the US  $90,000  the
                                    recovery   process    technology   and   any
                                    enhancements  subsequently developed will be
                                    the joint property of you (50%), LS Capital,
                                    and  DMI  (50%)  and  such  subsidiaries  or
                                    affiliates  as they may,  from time to time,
                                    assign or license  the  technology  to, with
                                    the  proviso,   however,   that  should  you
                                    present  to  LS/DMI a  project  which  would
                                    utilize  the   technology  to  extract  gold
                                    and/or precious metals,  and LS/DMI declines
                                    in writing to pursue that project,  then you
                                    shall   have  the  right  to   utilize   the
                                    technology to extract minerals from that project, as long as appropriate measures are taken to maintain the integrity and security of the technology.

                  3. Royalty - As full and total compensation for the use of the technology by LS/DMI and their affiliates, they shall pay to you a royalty of 5% (five percent), of gross sale proceeds from the refiner minus direct production costs, but not including any general overhead or administrative costs, on all precious minerals extracted and produced in marketable form utilizing the process, payable in cash or in kind, as long as you are in compliance with the provisions of sec. 2.4 above. It is understood by you that LS/DMI expressly reserves the right to discontinue the use of the technology you developed for us at any time in favor of either the a) utilization of technology provided by another source which LS/DMI believes is more attractive or cost effective, or b) abandonment of the desert sands project. In either case all royalty payment obligations to you will cease as long as none of our 50 - 50 jointly owned technology is being utilized thereafter;

                  4. Equity - LS Capital/DMI and Griffin Gold hereby give their consent to the transfer to you of 90% of the shares of Griffin Gold Group, Inc. and Desert Minerals, Inc. which were reserved for Dr. W.D. Groves. The obligation to transfer these interests is the sole responsibility of Ed Hemsted, and is subject to the satisfactory completion of secs.
                  2.2 and 2.3 above;

                  5. Security - LS, DMI and you will take such measures as are necessary to secure and protect the secrecy of the technology, including effecting such intellectual property filings with the appropriate international bodies as may be advised by counsel;

                  6. Performance - Failure of LS/DMI to commission construction of an operating plant of at least one thousand (1,000) tons per day within three (3) years from the date of this agreement constitutes automatic recission of LS/DMI 50% interest in the technology and process back to you. Provided however that, if negotiations and/or design work to commission an operating plant of that size are underway the preceding deadline May be extended by up to twelve (12) months by payment of US $25,000 to you;

                  7. Confidentiality - The parties to this agreement agree that it is confidential and highly sensitive and no disclosure of its terms can be made without the consent of both parties, except as may be required by government agencies such as tax or securities authorities.

         This letter agreement is entered into as of the date first written above.

         LS Capital Corporation

         s/s  Paul J.Montle
by ____________________________
         Paul J. Montle, President



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         Griffin Gold Group, Inc.

         s/s Paul J. Montle
by ____________________________
         Paul J. Montle, Vice President


         Desert Minerals, Inc.

         s/s Paul J. Montle
by_____________________________
         Paul J. Montle, Vice President


         s/s Douglas Schmitt
by ____________________________
         Douglas Schmitt


         Zeotech Industries, Inc.

         s/s Ed Hemsted
by_____________________________
         Ed Hemsted


         s/s Ed Hemsted
by ____________________________


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         Ed Hemsted, individually